UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011

THE HOWARD HUGHES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75240
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     On February 25, 2011, The Howard Hughes Corporation (the “Company”) entered into a warrant purchase agreement with Andrew C. Richardson (the “Warrant Agreement”). Pursuant to the Warrant Agreement, Mr. Richardson has the opportunity to purchase for $2 million a warrant to acquire 178,971 shares of Company common stock (the “Warrant Shares”) at an exercise price of $54.50 per share. The warrant will be fully vested at the time of purchase. The warrant will generally become exercisable in February 2017, except in the event of a Change in Control, termination of Mr. Richardson’s employment with the Company without Cause, or the separation of Mr. Richardson from the Company for Good Reason (as such capitalized terms are defined in the Warrant Agreement). The warrant will expire in February 2018. The Company will have the right to repurchase all or a portion of the Warrant Shares, depending on the circumstances, if (a) Mr. Richardson’s employment with the Company is terminated for any reason (other than death or disability) prior to February 25, 2016, or (b) Mr. Richardson does not commence employment with the Company on or before March 28, 2011.
     The warrant is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events, and provides for a right to require that the warrant be assumed by a successor entity or receive the same consideration as stockholders upon certain change of control events. In addition, Mr. Richardson is prohibited from selling, hedging or otherwise reducing his net long exposure to the Warrant Shares until February 2017. The warrant was issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
     The foregoing summary of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference to this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2011, the Company entered into an employment agreement with Andrew C. Richardson to serve as Chief Financial Officer of the Company, effective as of the date he commences employment with the Company. Mr. Richardson’s employment with the Company will commence no later than March 28, 2011. Grant Herlitz, the President and Interim Chief Financial Officer of the Company, will continue to serve as Interim Chief Financial Officer until Mr. Richardson commences his employment with the Company.
     Mr. Richardson, age 44, has served as Executive Vice President, Chief Financial Officer and Treasurer of Northstar Realty Finance Corp. since April 2006. Northstar Realty is a publicly traded commercial real estate finance company focused on investment in real estate loans, fixed income securities and net-leased real estate properties. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc., most recently as executive vice president. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where from 1995 to 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a vice president providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, from 1988 to 1993, Mr. Richardson worked for Ernst & Young LLP and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame.
     The employment agreement has a term of six years and expires in March 2017, unless earlier terminated. Under the agreement, Mr. Richardson’s annual base salary will be no less than $500,000, and he will be eligible to earn an annual cash bonus of up to 140% of his annual base salary upon the achievement of performance goals that will be established by the Compensation Committee of the

Company’s Board of Directors. Mr. Richardson will also receive a one-time cash payment of $100,000 for expenses in relocating to the Dallas, Texas area. In addition, the Company has agreed to make a one-time restricted stock grant of 20,000 shares of Company common stock to Mr. Richardson pursuant to the terms of the Company’s 2010 Equity Incentive Plan. The grant of restricted stock will be made on the date that Mr. Richardson commences employment with the Company (the “Grant Date”). The shares of restricted stock will cliff vest on March 28, 2016, unless earlier vested in whole or in part as a result of a change of control of the Company or the termination of Mr. Richardson’s employment with the Company under certain circumstances.
     Pursuant to the employment agreement, Mr. Richardson has agreed to restrictive covenants, including non-solicitation and non-competition covenants, applicable during the term of his employment with the Company and for a 12-month period following his termination for any reason. In the event Mr. Richardson’s employment terminates in connection with a change of control, Mr. Richardson may be entitled to severance payments depending on the circumstances.
     The Company will enter into an indemnification agreement with Mr. Richardson upon his commencement of employment with the Company. The indemnification agreement will require the Company to indemnify Mr. Richardson to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by him in any action or proceeding arising out of his service as an executive officer of the Company. The indemnification agreement will be in the form previously approved by the Company’s Board of Directors for indemnification of directors and certain officers of the Company.
     The foregoing summaries of the employment agreement and indemnification agreement with Mr. Richardson are qualified in their entirety by reference to the full text of the employment agreement and indemnification agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.
     On February 25, 2011, the Company entered into the Warrant Agreement with Mr. Richardson. The description of the Warrant Agreement included in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Warrant Purchase Agreement, dated February 25, 2011, between The Howard Hughes Corporation and Andrew C. Richardson

10.2	Employment Agreement, dated February 25, 2011, between The Howard Hughes Corporation and Andrew C. Richardson

10.3	Form of indemnification agreement for officers and directors of The Howard Hughes Corporation (incorporated by reference from Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION
By:	/s/ Grant Herlitz
Grant Herlitz
President

Date: March 3, 2011

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